UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2015

Coty Inc.
(Exact Name of Registrant as Specified in its Charter)

DE	001-35964	13-3823358
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue New York, NY	10118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 389-7300

(Former name or former address, if changed from last report)
________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 24, 2015, Coty Inc. (the “Company”) entered into a Credit Agreement (the “2015 Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and the other Lenders party thereto. The Company used the proceeds of the 2015 Credit Agreement to repay in full the indebtedness outstanding on its existing Credit Agreement, dated September 29, 2014 (the “2014 Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent and the other Lenders party thereto, and to repay $200 million of indebtedness outstanding on the 2013 Credit Agreement (as defined below). On March 24, 2015, the Company also entered into an amendment (“2015 Amendment”) to its existing Credit Agreement, dated April 2, 2013, as amended (the “2013 Credit Agreement") with JPMorgan Chase Bank, N.A., as administrative agent, and the other Lenders party thereto.

The 2015 Credit Agreement provides for a term loan of $800 million (the “2015 Term Loan”). The terms of the 2015 Term Loan are substantially the same as those of the term loan (the “2013 Term Loan”) existing under the 2013 Credit Agreement, after giving effect to the 2015 Amendment. The material terms of the 2013 Term Loan are described in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2014.

The 2015 Amendment amends, among other things, the financial covenants in the 2013 Credit Agreement. After giving effect to the 2015 Amendment, the 2013 Credit Agreement permits Coty to maintain a quarterly base leverage ratio, as defined in the 2013 Credit Agreement, equal to or less than 3.95 to 1.0 for the 12-month period through to December 31, 2015, subject to certain agreed step-downs.

Certain of the lenders and agents and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking, commercial banking and other services for the Company and its affiliates, for which they received or will receive customary fees and expenses.

This summary of the 2015 Amendment and the 2015 Credit Agreement is qualified in its entirety by the full texts of the 2015 Amendment and the 2015 Credit Agreement. The 2015 Amendment and the 2015 Credit Agreement are attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 1.02. Termination of a Material Definitive Agreement

The 2015 Credit Agreement replaces the 2014 Credit Agreement. All commitments under the 2014 Credit Agreement were terminated and all obligations thereunder were repaid effective on March 24, 2015, concurrent with effectiveness of the 2015 Credit Agreement.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth above in Item 1.01 is incorporated by reference in this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

Exhibit No.	Description
10.1
Third Amendment, dated March 24, 2015, to the Credit Agreement, dated April 2, 2013, among the Company, the Lenders listed on the signature pages thereto and JPMorgan Chase Bank, N.A., as administrative agent.

10.2	Credit Agreement, dated March 24, 2015, among the Company, the Lenders listed on the signature pages thereto and JPMorgan Chase Bank, N.A., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coty Inc.
(Registrant)

Date: March 27, 2015	By:	/s/ Jules P. Kaufman
	Name:	Jules P. Kaufman
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
10.1
Third Amendment, dated March 24, 2015, to the Credit Agreement, dated April 2, 2013, among the Company, the Lenders listed on the signature pages thereto and JPMorgan Chase Bank, N.A., as administrative agent.

10.2	Credit Agreement, dated March 24, 2015, among the Company, the Lenders listed on the signature pages thereto and JPMorgan Chase Bank, N.A., as administrative agent.